Exhibit 99.1

FOR IMMEDIATE RELEASE

QCP Enters into Definitive Agreements with ProMedica and Welltower

ProMedica Enters into Agreement with QCP to Acquire HCR ManorCare

Welltower to Acquire QCP for $20.75 Per Share in Cash

ProMedica and Welltower Enter Joint Venture Agreement to Facilitate Transactions

Bethesda, MD — April 25, 2018 — Quality Care Properties, Inc. (NYSE: QCP) (“QCP”) today announced that it has entered into an agreement with ProMedica Health System, Inc. (“ProMedica”), under which ProMedica will assume the rights and obligations of QCP pursuant to the original plan sponsor agreement between QCP and HCR ManorCare Inc. (“HCR ManorCare”) entered into on March 2, 2018. As a result, ProMedica will acquire HCR ManorCare at the completion of HCR ManorCare’s Chapter 11 bankruptcy process.

Separately, QCP entered into a definitive agreement to be acquired by Welltower Inc. (NYSE: WELL) (“Welltower”) for $20.75 per share in an all-cash transaction that would close concurrently with the closing of the QCP and ProMedica transaction. The per share acquisition price represents an approximate 64.7% premium to the closing price of QCP common stock on March 1, 2018, the last day of trading prior to QCP’s announcement that it had entered into the original plan sponsor agreement to acquire HCR ManorCare, as well as an approximate 17.3% premium to the 60-day volume weighted average price ended April 24, 2018. The QCP Board of Directors has unanimously determined that the transaction is in the best interests of QCP and its shareholders, and will recommend that QCP shareholders approve the transaction.

In addition, ProMedica and Welltower announced a strategic joint venture agreement to facilitate these transactions.

Mark Ordan, QCP’s Chief Executive Officer, said, “We are pleased to reach these agreements with ProMedica and Welltower, which provide QCP shareholders with strong, certain and immediate value and position the great team at HCR ManorCare to continue providing high quality care to patients and their families. Since our spin 17 months ago, we have worked through a difficult situation with our principal tenant and navigated industry headwinds that pressured our EBITDA, while under a constraining financing umbrella. Our Board carefully evaluated our standalone prospects and options going forward and determined that this transaction is the best path forward for all of our stakeholders in light of QCP’s risks and opportunities. Through these agreements, we have found a unique owner for our skilled nursing and memory care/assisted living facilities with a relatively low cost of capital, an enormous and flexible balance sheet, a large CAPEX commitment to our assets and a vision of long-term value, beyond what QCP could likely deliver on a standalone and risk adjusted basis.”

Mr. Ordan continued, “Ensuring the continuation of the highest-quality patient care has always been among our top priorities. We believe the intended capital infusion by ProMedica and Welltower will benefit the well-being of many thousands of patients, residents and employees of HCR ManorCare.”

QCP will receive a reverse termination fee of $250 million if ProMedica fails to acquire HCR ManorCare in the bankruptcy proceeding, and QCP will pay Welltower a termination fee of $19.8 million (or $59.5 million, in certain circumstances) if QCP terminates the agreement to accept a superior proposal, in each case subject to the provisions of the agreement.

The ProMedica transaction is subject to approval by the U.S. Bankruptcy Court overseeing HCR ManorCare’s Chapter 11 case and other customary closing conditions. The Welltower transaction is subject to approval by QCP shareholders and other customary closing conditions. Each transaction is also, for all practical purposes, cross-conditioned on the occurrence of the other.

The transactions are not subject to a financing condition and are expected to close during the third quarter of 2018.

Advisors

Goldman, Sachs & Co. LLC and Lazard acted as financial advisors to QCP. Wachtell, Lipton, Rosen & Katz acted as legal advisor to QCP. Barclays acted as financial advisor to Welltower. Gibson, Dunn & Crutcher LLP acted as legal advisor to Welltower. Shumaker, Loop & Kendrick, LLP acted as legal advisor to ProMedica.

About QCP

Quality Care Properties, Inc. is one of the nation’s largest actively managed real estate companies focused on post-acute/skilled nursing and memory care/assisted living properties. QCP’s properties are located in 29 states and include 257 post-acute/skilled nursing properties, 61 memory care/assisted living properties, a surgical hospital and a medical office building. For more information regarding QCP, visit www.qcpcorp.com.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Quality Care Properties, Inc. (the “Company”). In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.qcpcorp.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of shareholders, which was filed with the SEC on April 6, 2018, and in other documents filed by the Company, including on behalf of such individuals, with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Safe Harbor Statement

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the contemplated transactions; the failure to obtain the approval of the Company shareholders of the proposed merger transaction; or the failure to satisfy any of the other conditions to the completion of the transactions, including conditions related to approval by the U.S. Bankruptcy Court overseeing HCR ManorCare’s Chapter 11 case; the effect of the announcement of the transactions on the ability of the Company to maintain relationships with its partners, tenants, providers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the transactions; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.qcpcorp.com. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contacts

Media

Joele Frank, Wilkinson Brimmer Katcher

Andrew Brimmer / Aaron Palash

(212) 355-4449